Exhibit 32.1

COLLECTORS UNIVERSE, INC.

Annual Report on Form 10-K
for the Year ended June 30, 2005

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of Collectors Universe, Inc. (the “Company”), hereby certifies that (i) the Annual Report on Form 10-K for the year ended June 30, 2005, as filed by the Company with the Securities and Exchange Commission (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 13, 2005	/s/ MICHAEL R. HAYNES
Michael R. Haynes
Chief Executive Officer